Exhibit 10(c)
                 KANSAS GAS AND ELECTRIC COMPANY

          OUTSIDE DIRECTORS' DEFERRED COMPENSATION PLAN



I.   PURPOSE

     The purpose of the Plan is to improve the Company's ability to attract and retain Outside Directors who will contribute to the overall success of the Company.


II.  DEFINITIONS

     BENEFICIARY shall mean any person designated by the Participant on a form supplied by the Plan Administrator and if no beneficiary is designated, then the Participant's estate.

     BOARD shall mean the Board of Directors of the Company.

     COMPANY shall mean Kansas Gas and Electric Company, a Kansas corporation, or any successor thereto.

     OUTSIDE DIRECTOR shall mean any director of the Company who is not also an employee of the Company.

     PARTICIPANT shall mean any Outside Director of the Company who elects to defer fees hereunder.

     PLAN shall mean Kansas Gas and Electric Company Outside
     Directors' Deferred Compensation Plan as set forth in its entirety in this document as it may be amended from time to time.

     PLAN ADMINISTRATOR shall mean such committee appointed by the Board of Directors to act in said capacity.

     PLAN YEAR shall mean the calendar year.

     PRONOUNS Masculine pronouns used herein shall refer to men or women or both and nouns and pronouns when stated in the singular shall include the plural and when stated in the plural shall include the singular, wherever appropriate.

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III. EFFECTIVE DATE

     The Plan will become effective on January 1, 1993.


IV.  HISTORY

     The Outside Directors of the Company are paid an annual retainer and a per meeting fee. The Plan allows the Outside Directors to elect to defer all, part, or none of their retainer and/or meeting fees. The Outside Directors have two investment alternatives from which to choose: Cash Deferral and Phantom Stock.


V.   ADMINISTRATION OF THE PLAN

     The Plan shall be administered by such Committee as may be appointed by the Board from time to time. Each designated Plan Participant shall enter into a written agreement (including the execution of the appropriate exhibits thereto) with the Company which contains the detailed provisions of the Plan.



VI.  ELIGIBILITY

     All Outside Directors of the Company shall be eligible to participate.


VII. ELECTION TO DEFER

     The Plan is a voluntary participation plan. The Outside Director must irrevocably elect to defer the designated portion of his annual retainer and/or meeting fees. Such election is made by entering into a written agreement with the Company prior to the Director providing service to the Company as Director. All deferrals must be for a minimum of six months.

     Directors are elected in May of each year. To be eligible to defer amounts during his initial year, the Director must make the election to defer the amounts as soon as elected but no later than May 31. This election is effective until December 31 of the first year of the Director's term.

     If during a year, it becomes necessary to replace a Director, the new Director must make the election as soon as possible after his appointment but not later than fourteen
     (14) days after appointment.

     For subsequent years, the agreement must be entered into on or before December 31 of the year preceding the year for which the deferral is to be effective. In years subsequent to the execution of the above agreement, a new election to defer shall be evidenced by the execution and delivery on or before December 31 immediately prior to the year it is to be effective, of a deferral election form prescribed for that purpose by the Committee.

     The Director must elect the amount, if any, to be deferred, the deferral option and timing of payments. All of the above are defined below.


VIII.     AMOUNT TO BE DEFERRED

     The Director may defer all, a portion or none of the annual retainer, designated as a percentage of the retainer. The
     Director may also defer all, a portion or none of the per meeting fee, designated as a percentage of the fee.


IX.  DEFERRAL PLAN OPTIONS

     The Director may choose one of the following deferral options: cash deferral or phantom stock. All amounts deferred are subject to terms of the option elected. The election is made as part of the election process of part VII.

     (a)  Cash Deferral

          Under the cash deferral option, the Director elects to defer the receipt of the cash payment of all or a portion of his annual retainer and/or meeting fee. Interest will accrue at the rate defined in Part X.

     (b)  Phantom Stock

          Under the phantom stock option, the Director elects to defer all or a portion of his annual retainer and/or meeting fee. The Director receives credit for "stock units" that represent shares of Western Resources, Inc.'s common stock equal to the amount deferred.

          (1) The number of "stock units" received is dependent on the fair market value of the common stock on the measurement date.

          (2) "Fractional stock units" will be accounted for as non-interest bearing cash.

          (3) The measurement date is the regular payment date of the retainer and/or meeting fee. The "stock units" will be measured at the closing price on the date the deferred amount would have been paid.

          (4)  Dividend reinvestment is discussed in Part X.


X.   DEFERRED COMPENSATION ACCOUNT

     The Company will establish a separate "account" for each Participant and will credit to said account the compensation deferred by the Participant. The amount deferred under the cash deferral option will earn interest at the New York prime rate and will be credited quarterly (March 15, June 15, September 15, and December 15).

     The Director's account is deemed to receive "dividends" on the "units" of phantom stock equal to the dividends paid on the common stock. The dividend received will be treated similar to the Western Resources, Inc. Dividend Reinvestment Program and will be used to purchase additional "units" of the common stock at the closing price of the stock on the date the common stock dividend is paid. Any fractional stock units will be accounted for as non-interest bearing cash. The account is also adjusted for any stock dividends, stock splits, etc. In the event the Dividend Reinvestment Program is modified in any way, dividends paid through this Plan will be made in accordance with said modification. If the Dividend Reinvestment Program is terminated, dividends made through this Plan will continue to be reinvested in accordance with the provisions of the terminated Dividend Reinvestment Program.

     The amount equal to the balance in the account of the Participant, taking into account all credits, shall be the Participant's deferred compensation benefit available from time to time under the terms hereof.


XI.  DISTRIBUTION FROM THE DEFERRED COMPENSATION ACCOUNT

     By written irrevocable election made at the time of each deferral election, the Director must select one of the following methods for receipt of the balance in his deferred compensation account:

     (a)  lump sum at termination; or

     (b) paid monthly over a specified number of years determined by the irrevocable election.

     The balance in the deferred compensation account becomes measurable at the end of the Director's term.

     The balance to be distributed in the deferred compensation account under the cash deferral option is the cash balance of the account. The balance to be distributed in the deferred compensation account under the phantom stock option is an amount equal to the credited "stock units'" fair market value at the time the account becomes measurable.

     At the time the account balance becomes measurable, the account balance is valued. From that date forward, any remaining balance (i.e., balance during time of installment payments) shall bear interest at the New York prime rate.

     Distribution in the form elected by the Director shall commence immediately upon the occurrence of any of the following events: death, retirement, disability, or termination, if such event occurs prior to the distribution date elected by the Director.

     The Director shall also designate a beneficiary to receive the unpaid balance of the value of his account in the event of his death prior to complete distribution of such unpaid balance. If no beneficiary is designated, then his estate will be deemed his beneficiary. Distribution after the death of a Participant shall be in the form selected by the Participant.


XII. STATE LAWS GOVERNING PLAN

     This Plan shall be governed by the laws of the State of Kansas.


AMENDMENT OR TERMINATION

This Plan shall continue in effect until amended or terminated by the Company's Board of Directors. Any such amendment or termination shall not adversely affect any agreement theretofore entered into with a designated Director.

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                 DEFERRED COMPENSATION AGREEMENT


     THIS AGREEMENT, made as of the ______ day of ______________, 19____, by and between Kansas Gas and Electric Company with executive and general offices at 120 E. First Street, Wichita, Kansas 66202 (hereinafter called the "Company"), and ______________________ residing at ________________________
(hereinafter called "Director").

     WITNESSETH in consideration of the premises, and the mutual promises and agreements herein contained, the parties hereto agree as follows, intending to be legally bound hereby:

1.   Agreement Incorporates Plan

     The terms of Kansas Gas and Electric Company Outside Directors' Deferred Compensation Plan (hereinafter referred to as "Plan"), are hereby incorporated herein and made a part hereof as if set out verbatim. Said Plan and this Agreement set forth the terms which govern and control Director's participation in the Plan.

2.   Exhibits A and B are Incorporated Herein

     Exhibit A, which is the Election Deferring Compensation described in the Plan, is attached hereto and made a part hereof. Exhibit B, which is Director's Designation of Beneficiary, is attached hereto and made a part hereof.

3.   Agreement to Participate

     By execution of this Agreement, Director hereby agrees to participate in the Plan pursuant to the terms hereof, elect to defer compensation pursuant to Exhibit A, and designates his Beneficiary pursuant to Exhibit B.

4.   Restrictions Against Alienation

     Neither the Director nor his Beneficiary shall have any right to commute, sell, assign, transfer, or otherwise convey or encumber the rights to receive any payments hereunder, which payments and all the rights thereto are expressly declared to be nonassignable and nontransferable.

5.   Termination of the Agreement by the Company

     The Company may terminate this Agreement at any time. If the Company terminates this Agreement, the Company shall pay Director or his Beneficiary an amount equal to the value of his account as described in the Plan in the amount(s) and at the time(s) elected by the Director hereunder.
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6.   What Constitutes Notice to the Director

     Any notice to Director hereunder may be given either by hand delivering it to Director or by depositing it in the United
     States Mail, postage prepaid, return receipt requested, addressed to his last known address.

7.   Advance Disclaimer of Any Waiver on the Part of the Company

     Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

8.   Effect of Invalidity of Any Part of the Agreement Upon the
     Whole Agreement

     The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

9.   Agreement Binding on Any Successor Owner

     Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon Director, his heirs, executors, and administrators and upon the Company, its successors and assigns, including but not limited to any corporation which may acquire all or substantially all of the Company's assets and business or with or into which the Company may be consolidated or merged.

10.  State Laws Governing this Agreement

     This Agreement shall be governed by the laws of the State of Kansas.

11.  Counterparts of this Agreement and Director's
     Acknowledgement that he has Read and Understands all parts of this Agreement

     This Agreement has been executed in several counterparts, each of which shall be an original, but such counterparts shall together constitute but one (1) instrument. Director acknowledges that he has read all parts of the Plan and this Agreement, including Exhibits A and B annexed hereto and made a part of this Agreement and has sought and obtained satisfactory answer(s) to any question(s) he had as to his rights, obligations, and potential liabilities under this Agreement prior to affixing his signature and initials to any part of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ATTEST:                       KANSAS GAS AND ELECTRIC COMPANY



______________________        By: _______________________________
                              Name: _____________________________
WITNESS:                      Title: ____________________________



_____________________
____________________________________
                              Director

Name:_______________________________
                                        (Please Print)